Exhibit 4.1

No. Sample	Zero Shares

CUSIP

People’s United Financial, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that              is the owner of

fully paid and non-assessable Shares, par value $0.01 per share, of the COMMON STOCK of

People’s United Financial, Inc.

(the “Corporation”), a corporation organized under the laws of the State of Delaware. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder hereof in person or by his or her duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed.

The shares represented by this Certificate are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

[SEAL]

Secretary		Chairman, Chief Executive Officer, and President

Dated:

PEOPLE’S UNITED FINANCIAL, INC.

The shares represented by this Certificate are issued subject to all the provisions of the Certificate of Incorporation and By-Laws of PEOPLE’S UNITED FINANCIAL, INC. (the “Corporation”) as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation.

The Certificate of Incorporation of the Corporation contains certain provisions that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of, in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”). The Certificate of Incorporation contains a provision pursuant to which the holders of shares in excess of 10% of the Voting Stock of the Corporation are entitled to only 1/100th of one vote per share for each share owned in excess of the 10% limitation. In addition, the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, in excess of 10% of the Voting Stock. These restrictions are not applicable to the Corporation, any subsidiary of the Corporation, or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation and for any subsidiary, or any trust or custodial arrangement established in connection with any such plan.

The Certificate of Incorporation of the Corporation contains provisions providing that the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation may be required to approve certain business combinations and other transactions with persons who directly or indirectly acquire or hold the beneficial ownership of in excess of 10% of the Voting Stock of the Corporation.

The Corporation will furnish to any shareholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to its transfer agent and registrar.

The following abbreviations when used in the inscription on the face of this Certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF TRANSFERS TO MIN ACT . . . . . . . . . Custodian (Cust) (Minor) (State)

Additional abbreviations may also be used though not in the above list

For value received,                                              hereby sell(s), assign(s) and transfer(s) unto

                                          shares of Common Stock evidenced by this Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s)                                          as Attorney, to transfer the said shares on the books of the herein named Corporation, with full power of substitution.

Date:

Signature

Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.